PROSPECTUS	Filed pursuant to Rule 424(b)(3)
File No. 333-267040

Semantix, Inc.
76,303,779 ORDINARY SHARES
7,000,000 WARRANTS
18,499,984 ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the offer and sale, from time to time, by the Selling Securityholders named herein (the "Selling Securityholders"), or their pledgees, donees, transferees, or other successors in interest, of:

•	up to 9,364,500 ordinary shares, par value $0.001 per share ("Ordinary Shares") of Semantix, Inc. ("we," "us," "our," or the "Company") purchased by certain Selling Securityholders in a private placement under the PIPE Financing (as defined herein) consummated in connection with the Business Combination (as defined herein) at a purchase price of $10.00 per Ordinary Share;
•	up to 5,750,000 Ordinary Shares issued to Alpha Capital Sponsor LLC (the "Sponsor") and certain affiliates in exchange for the Alpha Class B Ordinary Shares (as defined herein) on a one for one basis. The Alpha Class B Ordinary Shares were acquired by the Sponsor and its affiliates at a purchase price equivalent to approximately $0.004 per share. The Ordinary Shares held by the Sponsor and its affiliates are subject to lock-up restrictions under the Sponsor Letter Agreement (as defined herein);
•	up to 61,189,279 Ordinary Shares issued to Semantix Original Shareholders (as defined herein) (the "Semantix Original Shareholder Ordinary Shares"). The Semantix Original Shareholder Ordinary Shares were acquired by the Selling Securityholders based on a value of $10.00 per Ordinary Share, however, these shares were issued in exchange for securities of Semantix that were acquired by executives, founders, investors and others through private placements, equity award grants and other sales at prices that equate to purchase prices of less than $10.00 per share, and, in some cases, including equity securities acquired at purchase prices as low as approximately $0.003 per share; and
•	up to 7,000,000 Warrants (as defined herein) issued in exchange for Alpha Private Warrants (as defined herein) held by the Sponsor and certain affiliates. The Alpha Private Warrants were acquired by the Sponsor and its affiliates at a purchase price of $1.00 per warrant. Each whole warrant is exercisable for one Ordinary Share at an exercise price of $11.50 per share.

In addition, this prospectus relates to (a) the offer and sale from time to time by the Selling Securityholders of up to 7,000,000 Ordinary Shares issuable upon exercise of the Warrants issued in exchange for Alpha Private Warrants, which have been registered for resale pursuant to the registration statement of which this prospectus forms a part and (b) the issuance by us of up to 18,499,984 Ordinary Shares that are issuable by us upon the exercise of Warrants. The Warrants each entitle the holder thereof to purchase one Ordinary Share for $11.50 per share.

We have registered the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities have been registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

We will not receive any of the proceeds from such sales of the Ordinary Shares or Warrants, except with respect to amounts we may receive upon the exercise of the Warrants. Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares, the last reported sales price for which was $1.98 per share on October 2, 2023. Each Warrant is exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. We could receive up to an aggregate of approximately $212,750,000 if all of the Warrants are exercised for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants which, based on the current trading price of our Ordinary Shares, is unlikely unless there is a relevant increase in trading price. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on August 3, 2027, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a "cashless basis," we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash to continue to fund our operations. See "Risk Factors—Risks Related to Our Business and Industry—We have a history of losses, and we may not be profitable in the future" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 28, 2023.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities, as described in the section entitled "Plan of Distribution."

Our Ordinary Shares and Public Warrants are listed on the Nasdaq Stock Market LLC (the "Nasdaq") under the trading symbols "STIX" and "STIXW." On October 2, 2023, the closing price of our Ordinary Shares on Nasdaq was $1.98 per share and the closing price of our Warrants on Nasdaq was $0.038 per warrant.

Due to the significant number of Alpha Class A Ordinary Shares (as defined herein) that were redeemed in connection with the Business Combination, the number of Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. Furthermore, the 94,803,763 Ordinary Shares registered for sale in this prospectus (including Ordinary Shares underlying Warrants) exceed the total number of outstanding Ordinary Shares (78,444,014 outstanding Ordinary Shares as of October 3, 2023, prior to any exercise of the Warrants). In addition, the Ordinary Shares beneficially owned by DDT Investments Ltd., Cumorah Group Ltd., ETZ Chaim Investments Ltd., Fundo de Investimento em Participações Multiestratégia Inovabra I—Investimento no Exterior and Crescera Growth Master Semantix Fundo de Investimento em Participações Multiestratégia, being the investment vehicles of certain of the largest Semantix Original Shareholders, represented 79.0% of our total outstanding Ordinary Shares Ordinary Shares as of October 3, 2023 and these holders have the ability to sell all of their Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares registered for potential resale by the Selling Securityholders pursuant to this prospectus (and the concentration of such Ordinary Shares among the largest Semantix Original Shareholders in particular), the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares, particularly the largest Semantix Original Shareholders, could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.

In addition, some of the Ordinary Shares which have been registered for resale pursuant to the registration statement of which this prospectus forms a part were acquired by the Selling Securityholders for prices considerably below the current market price of the Ordinary Shares. Even though the current market price is significantly below the price at the time of the initial public offering of Alpha (as defined herein), certain Selling Securityholders have an incentive to sell because they have purchased their Ordinary Shares at prices significantly lower than the public investors or the current trading price of the Ordinary Shares and may profit significantly so even under circumstances in which our public shareholders or certain other Selling Securityholders would experience losses in connection with their investment. For additional information, see "Risk Factors—Risks Related to this Offering—The Ordinary Shares registered for resale in this prospectus represent a substantial percentage of our outstanding Ordinary Shares and the sale of such securities could cause the market price of our Ordinary Shares to decline significantly."

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a "foreign private issuer" as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See "Prospectus Summary—Foreign Private Issuer."

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 12 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED OCTOBER 12, 2023

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC by Semantix, Inc. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled "Where You Can Find Additional Information." You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See "Plan of Distribution."

The term "Brazil" refers to the Federative Republic of Brazil and the phrase "Brazilian government" refers to the federal government of Brazil. "Central Bank" refers to the Central Bank of Brazil (Banco Central do Brasil). References to "real," "reais" or "R$" in this prospectus refer to the Brazilian real, the official currency of Brazil and references to "U.S. dollars," "US$" and "$" in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100%. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms "we," "us," "our," "the Company" and "our company" refer to Semantix, Inc. and its subsidiaries and consolidated affiliated entities, which prior to the Business Combination was the business of Semantix Tecnologia em Sistema de Informação S.A. and its subsidiaries and consolidated affiliated entities. References to "Semantix" mean Semantix Tecnologia em Sistema de Informação S.A. and its consolidated subsidiaries and consolidated affiliated entities, and references to the "Registrant" mean Semantix, Inc. Unless the context requires otherwise, all references to "our financial statements" mean the financial statements of the Registrant included or incorporated by reference herein.

Also, unless otherwise stated or unless the context otherwise requires in this document:

"Alpha" means Alpha Capital Acquisition Company, an exempted company incorporated with limited liability in the Cayman Islands and special purpose acquisition company (SPAC).

"Alpha Class A Ordinary Shares" means Alpha's Class A ordinary shares, par value $0.0001 per share.

"Alpha Class B Ordinary Shares" means Alpha's Class B ordinary shares, par value $0.0001 per share.

"Alpha Private Warrants" means the 7,000,000 private placement warrants issued by Alpha held by the Sponsor, to acquire Alpha Class A Ordinary Shares that were outstanding immediately prior to the First Effective Time.

"Articles" means our amended and restated memorandum and articles of association.

"Business Combination" means the Mergers and the other transactions contemplated by the Business Combination Agreement, collectively, including the PIPE Financing.

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"Business Combination Agreement" means the Business Combination Agreement, dated as of November 16, 2021, as amended on April 13, 2022 and August 1, 2022, by and among the Registrant, Alpha, each of the Merger Subs and Semantix.

"Central Bank" means the Banco Central do Brasil, or Brazilian Central Bank.

"Closing" means the consummation of the Business Combination.

"Code" means the Internal Revenue Code of 1986, as amended.

"Companies Act" means the Companies Act (As Revised) of the Cayman Islands.

"COVID-19" or the "COVID-19 pandemic" means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof

"Crescera" means Crescera Growth Capital Master Semantix Fundo de Investimento em Participações Multiestratégia, an investment fund organized under the laws of the Federative Republic of Brazil.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"First Effective Time" means the time at which the First Merger became effective.

"First Merger" means the merger of First Merger Sub with and into Alpha pursuant to the Business Combination Agreement, with Alpha surviving as a directly wholly owned subsidiary of the Registrant.

"First Merger Sub" means Alpha Merger Sub I Company, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Registrant prior to the consummation of the Business Combination.

"Founders" means, collectively, DDT Investments Ltd., a BVI business company incorporated in the British Virgin Islands, Cumorah Group Ltd., a BVI business company incorporated in the British Virgin Islands, ETZ Chaim Investments Ltd., a BVI business company incorporated in the British Virgin Islands, being the founders of Semantix.

"IFRS" means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

"Innova" means Innova Capital SPAC, LP, an exempted limited partnership registered in and formed under the laws of the Cayman Islands.

"Inovabra" means Fundo de Investimento em Partipações Multiestratégia Inovabra I—Investimento no Exterior, an investment fund organized under the laws of the Federative Republic of Brazil.

"JOBS Act" means the Jumpstart Our Business Startups Act of 2012, as amended.

"management" or our "management team" means our officers and senior executives.

"Mergers" means the First Merger, Second Merger and Third Merger.

"Merger Subs" means the First Merger Sub, Second Merger Sub and Third Merger Sub.

"Nasdaq" means The Nasdaq Stock Market LLC.

"Newco" means the exempted company incorporated with limited liability in the Cayman Islands for the purposes of the Business Combination, which is currently named Semantix AI Ltd.

"Ordinary Shares" means the ordinary shares, par value $0.001 per share, of the Company.

"PCAOB" means the Public Company Accounting Oversight Board.

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"PIPE Financing" means the series of transactions pursuant to which the PIPE Investors collectively purchased an aggregate an aggregate of 9,364,500 Alpha Class A Ordinary Shares at a price of $10.00 per share, for aggregate gross proceeds of $93,645,000, consummated in connection with the Closing. Such subscribed shares were converted into Ordinary Shares in connection with the Business Combination.

"PIPE Investors" means the investors participating in the PIPE Financing, collectively.

"Private Warrants" means the 7,000,000 private placement warrants (all of which are held by the Sponsor and its current beneficial owners) issued by us in exchange for an equal number of private placement warrants issued by Alpha and held by the Sponsor that were outstanding immediately prior to the First Effective Time.

"Public Warrants" means the 11,499,984 public warrants issued by us in exchange for 11,500,000 public warrants issued by Alpha that were outstanding immediately prior to the First Effective Time.

"SDP" means the Semantix Data Platform, our proprietary data platform.

"SEC" means the U.S. Securities and Exchange Commission.

"Second Merger" means the merger of Second Merger Sub with and into Alpha pursuant to the Business Combination Agreement, with Second Merger Sub surviving as a directly wholly owned subsidiary of the Registrant.

"Second Merger Sub" means Alpha Merger Sub II Company, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Registrant prior to the consummation of the Business Combination, which is currently named Semantix SPAC Surviving Sub, Ltd.

"Securities Act" means the Securities Act of 1933, as amended.

"Semantix Original Shareholders" (i) means the former holders of Semantix Shares and current holders of our Ordinary Shares and (ii) includes DDT Investments Ltd., Cumorah Group Ltd., ETZ Chaim Investments Ltd., Fundo de Investimento em Participações Multiestratégia Inovabra I—Investimento no Exterior and Crescera Growth Capital Master Semantix Fundo de Investimento em Participações Multiestratégia.

"Semantix Shares" means the Semantix ordinary shares and the Semantix preferred shares, taken together or individually, as indicated by the context in which such term is used.

"Sponsor" means Alpha Capital Sponsor LLC, a Cayman Islands limited liability company.

"Sponsor Letter Agreement" means the letter agreement, dated as of November 16, 2021, by and among Sponsor, Alpha and Semantix pursuant to which the Sponsor agreed to vote all of its Founder Shares in favor of the Business Combination and related transactions and to take certain other actions in support of the Business Combination Agreement and related transactions.

"Third Merger" means the merger of Third Merger Sub with and into Newco pursuant to the Business Combination Agreement, with Newco surviving as a directly wholly owned subsidiary of the Registrant.

"Third Merger Sub" means Alpha Merger Sub III Company, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company prior to the consummation of the Business Combination.

"Warrants" means the 18,499,984 warrants issued by us, consisting of 11,499,984 Public Warrants and 7,000,000 Private Warrants, each of which is exercisable for one Ordinary Share at an exercise price of $11.50.

"Warrant Agreement" means the warrant agreement governing our outstanding Warrants.

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FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain a number of forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, results of operations, business strategy and plans and objectives of management for future operations, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "strategy," "future," "opportunity," "may," "target," "should," "will," "would," "will be," "will continue," "will likely result," or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in "Risk Factors" in this prospectus as well as those discussed under the caption "Risk Factors" in any prospectus supplement or the documents incorporated by reference herein, those discussed and identified in public filings we made with the SEC and the following important factors:

•	geopolitical risk, particularly in Brazil and the other jurisdictions in which we operate and sell our products including, among other factors, policies and actions of the new administration in Brazil following the 2022 presidential election and global impacts of the ongoing conflict between Russia and Ukraine;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic factors, particularly in Brazil;
•	business and/or competitive factors;
•	our estimates of our financial performance and ability to execute our business strategy;
•	the impact of natural disasters or health epidemics/pandemics, including the ongoing COVID-19 pandemic and its impact on the demand for our data solutions and services;
•	our ability to attract and retain customers for our proprietary data solutions and expand this line of business in accordance with expectations or at all;
•	operational risk;
•	risks related to data security and privacy;
•	the ability to implement business plans, growth strategy and other expectations;
•	unexpected costs or expenses;

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•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources, including potential litigation regarding the Business Combination; and
•	fluctuations in exchange rates between the Brazilian real, the Colombian peso, the Mexican peso and the U.S. dollar.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which will be accessible at www.sec.gov, and which you are advised to consult.

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INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 28, 2023;
•	the description of our Class A ordinary shares and warrants to purchase Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on August 3, 2022, and any amendment or report filed for the purpose of updating such description; and
•	our Form 6-K furnished to the SEC on October 3, 2023 including our unaudited interim consolidated financial statements as of June 30, 2023 and for the six-month periods ended June 30, 2023 and 2022, and the earnings release for the second quarter of 2023.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Securities Exchange Act of 1934, as amended ("the Exchange Act") (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available free of charge on our website at www.grab.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Semantix, Inc.
Avenida Eusébio Matoso, 1375, 10º andar
São Paulo, São Paulo, Brazil, 05423-180
Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled "Risk Factors" in this prospectus, any related prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus in their entirety, and our financial statements and related notes thereto, before making an investment decision.

Overview

Our mission is to empower organizations to optimize their data journeys by providing a data-centric platform to accelerate digital transformation and enhance business performance through seamless, low-code and low-touch data analytics solutions. Our proprietary data software is designed to allow customers to access data from any source and develop appropriate analytics to meet their industry and business needs. Our portfolio of products enables companies to commence their data lifecycle with simple solutions that can be later scaled-up and tailored with the objective of satisfying specific analytic demands and business circumstances.

Semantix was founded in 2010. With operations across Latin America and a growing presence in the United States, we offer proprietary SaaS data solutions and third-party software licenses together with highly complementary AI and data analytics services designed to enable companies to manage data effectively. Our software solutions aim to extract business insights and apply AI automation for our customers across their business processes, with us serving over 300 companies across a broad range of sectors, including finance, retail, telecommunications, healthcare, industrials and agribusiness, among others, with a varied client portfolio of all sizes, from small businesses to large enterprises.

We embrace a data-driven world where companies can harness the use of data to unlock insights for their businesses to improve efficiency and profitability. In furtherance of this vision, we pioneered the data cloud category in Latin America and seek to replicate this early success globally by offering build to suit data solutions that allow organizations to unify and connect to a single copy of all of their data effortlessly and securely. These data solutions eliminate silos and inefficiencies created by data storage in various cloud formats and on-premise data centers.

We offer a robust set of proprietary SaaS and third-party software solutions to our customers that allow them to simply, nimbly and securely manage their data. We believe our unique value proposition is an internally-developed, frictionless, end-to-end proprietary SaaS data platform, which we refer to as the SDP.

SDP seeks to reduce the complexity in the implementation of big data projects via an all-in-one proprietary platform that guides customers through their entire data lifecycles, from capturing data, to structuring that data in the form of a data lake, then providing easy access to such data for exploration and interaction and, finally, creating reports, dashboards and algorithms fueled by the data to enhance business performance. SDP also provides customers with the flexibility, scalability, and performance of having access to a global cloud from any of the leading platforms such as Microsoft's Azure, Amazon's AWS and Alphabet's Google Cloud. This broad access is combined with a high degree of cost predictability that customers appreciate, particularly as SDP largely eliminates exchange rate risk in the pricing of services for Latin American customers that they would be otherwise exposed to licensing data solutions from international suppliers who primarily price their services in U.S. dollars. In addition, we have a team of software developers who can support all of our customers on a global basis at competitive rates.

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The graphic below highlights the key features and competitive advantages of SDP:

While our proprietary SaaS business line has gained substantial momentum since 2020 and is expected to be a key growth driver in accordance with our strategic plans, the majority of our revenues continue to be derived from the resale of third-party software licenses that we purchase from third-party data platform software providers located outside of Brazil, such as Cloudera Inc. ("Cloudera") and Elasticsearch B.V. ("Elastic"). In the years ended December 31, 2022 and 2021, 61.3% and 62.0% of our revenues, respectively, derived from our third-party software business line; 21.0% and 18.8%, respectively, derived from our proprietary SaaS business line, and 17.6% and 19.2%, respectively, derived from our AI & data analytics business line.

Whether through our own technology or third-party technology, we resolved the challenges posed by multiple data silos and data governance by providing frictionless data access to users in a scalable and safe manner with almost no maintenance requirements. Any and all enhancements to our data software are also provided by our technical team, which we believe is a key differentiating factor favoring us vis-à-vis global data software providers and provides a diversified revenue stream to us. With an enterprise ready, stack agnostic, all-in-one software development approach, we seek to guide customers with all their data needs supported by 24x7 premium customer care for our SaaS solutions.

Use of Proceeds

The Selling Securityholders may offer, sell or distribute all or a portion of the securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Ordinary Shares or Warrants, except with respect to amounts we may receive upon the exercise of the Warrants. Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares, the last reported sales price for which was $1.98 per share on October 2, 2023. Each Warrant is exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. We could receive up to an aggregate of approximately $212,750,000 if all of the Warrants are exercised for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants which, based on the current trading price of our Ordinary Shares, is unlikely unless there is a relevant increase in trading price. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on August 3, 2027, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a "cashless basis," we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash to continue to fund our operations.

Emerging Growth Company

We qualify as an "emerging growth company," as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies", and may not be required to, among other things, (1) provide an auditor's attestation report on its system of internal controls over financial reporting pursuant to Section 404; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

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We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination or (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) we are deemed to be a large accelerated filer, which means that the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30th, or (y) the date on which we have issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to "foreign private issuers," and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.

Our Corporate Information

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

The mailing address of our principal executive office is Avenida Eusébio Matoso, 1375, 10º andar, São Paulo, São Paulo, Brazil, 05423-180 and our telephone number is +55 11 5082-2656. Our website is www.semantix.ai. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

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THE OFFERING

The summary below describes the principal terms of the offering. The "Description of Share Capital" section of this prospectus contains a more detailed description of our Ordinary Shares and Warrants.

Securities offered by the Selling Securityholders	We have registered the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 83,303,779 Ordinary Shares and 7,000,000 Warrants to purchase 7,000,000 Ordinary Shares. In addition, we have registered the issuance by us of up to 18,499,984 Ordinary Shares that are issuable by us upon the exercise of Warrants.
Offering prices	The exercise price of the Warrants is $11.50 per Ordinary Share, subject to adjustment as described herein. The Ordinary Shares offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See "Plan of Distribution."
Ordinary Shares issued and outstanding prior to any exercise of the Warrants	78,444,014 Ordinary Shares.
Warrants issued and outstanding	18,499,984 Warrants, the exercise of which will result in the issuance of 18,499,984 Ordinary Shares.
Use of proceeds	The Selling Securityholders may offer, sell or distribute all or a portion of the securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Ordinary Shares or Warrants, except with respect to amounts we may receive upon the exercise of the Warrants. Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares, the last reported sales price for which was $1.98 per share on October 2, 2023. Each Warrant is exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. We could receive up to an aggregate of approximately $212,750,000 if all of the Warrants are exercised for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants which, based on the current trading price of our Ordinary Shares, is unlikely unless there is a relevant increase in trading price. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on August 3, 2027, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a "cashless basis," we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash to continue to fund our operations. See the section of this prospectus titled "Use of Proceeds" appearing elsewhere in this prospectus for more information.

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Dividend policy	We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our board of directors.
Market for our Ordinary Shares and Warrants	Our Ordinary Shares and Warrants are listed on Nasdaq under the trading symbols "STIX" and "STIXW."
Lock-Up Restrictions	Of the 83,303,779 Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, 4,887,500 of those Ordinary Shares are subject to certain lock-up restrictions further described elsewhere in this prospectus.
Risk factors

Prospective investors should carefully consider the "Risk Factors" for a discussion of certain factors that should be considered before buying the securities offered hereby.

The resale of Ordinary Shares pursuant to this prospectus could have a significant negative impact on the trading price of our Ordinary Shares. This impact may be heighted by the fact that certain of the Selling Securityholders purchased Ordinary Shares at prices that are well below the current trading price of the Ordinary Shares.

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RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in any accompanying prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. As a result, the market price of our securities would decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to this Offering

The Ordinary Shares registered for resale in this prospectus represent a substantial percentage of our outstanding Ordinary Shares and the sale of such securities could cause the market price of our Ordinary Shares to decline significantly.

This prospectus relates, among other things, to the offer and sale from time to time by the Selling Securityholders of (i) up to 9,364,500 Ordinary Shares purchased by certain Selling Securityholders in a private placement under the PIPE Financing consummated in connection with the Business Combination at a purchase price of $10.00 per Ordinary Share; (ii) up to 5,750,000 Ordinary Shares issued to the Sponsor and certain affiliates in exchange for the Alpha Class B Ordinary Shares on a one for one basis. The Alpha Class B Ordinary Shares were acquired by the Sponsor and its affiliates at a purchase price equivalent to approximately $0.004 per share; (iii) up to 61,189,279 Ordinary Shares issued to Semantix Original Shareholders in exchange for securities of Semantix based on a value of $10.00 per Ordinary Share, however, these shares were issued in exchange for securities of Semantix that were acquired by executives, founders, investors and others through private placements, equity award grants and other sales at prices that equate to purchase prices of less than $10.00 per share, and, in some cases, including equity securities acquired at purchase prices as low as approximately $0.003 per share; and (iv) up to 7,000,000 Warrants issued in exchange for Alpha Private Warrants held by the Sponsor and certain affiliates. The Alpha Private Warrants were acquired by the Sponsor and its affiliates at a purchase price of $1.00 per warrant. Each whole warrant is exercisable for one Ordinary Share at an exercise price of $11.50 per share. In addition, this prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to 7,000,000 Ordinary Shares upon exercise of the Warrants issued in exchange for Alpha Private Warrants, which are registered for resale in this prospectus.

Due to the significant number of Alpha Class A Ordinary Shares that were redeemed in connection with the Business Combination, the number of Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. Furthermore, the 94,803,763 Ordinary Shares registered for sale in this prospectus (including Ordinary Shares underlying Warrants) exceed the total number of outstanding Ordinary Shares (78,444,014 outstanding Ordinary Shares as of October 3, 2023, prior to any exercise of the Warrants). In addition, the Ordinary Shares beneficially owned by DDT Investments Ltd., Cumorah Group Ltd., ETZ Chaim Investments Ltd., Fundo de Investimento em Participações Multiestratégia Inovabra I—Investimento no Exterior and Crescera Growth Master Semantix Fundo de Investimento em Participações Multiestratégia, being the investment vehicles of certain of the largest Semantix Original Shareholders, represented 79.0% of our total outstanding Ordinary Shares Ordinary Shares as of October 3, 2023 and these holders have the ability to sell all of their Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares registered for potential resale by the Selling Securityholders pursuant to this prospectus (and the concentration of such Ordinary Shares among the largest Semantix Original Shareholders in particular), the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares, particularly the largest Semantix Original Shareholders, could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.

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In addition, some of the Ordinary Shares which have been registered for resale pursuant to the registration statement of which this prospectus forms a part were acquired by the Selling Securityholders for prices considerably below the current market price of the Ordinary Shares. For example, (i) the Sponsor and certain affiliates purchased 5,750,000 Ordinary Shares at a purchase price equivalent to approximately $0.004 per share; and (ii) the Semantix Original Shareholders purchased 61,748,494 Ordinary Shares in various rounds of financing at purchase prices as low as (A) approximately $0.003 per share (based on the exchange rate of R$5.0679 to US$1.00, the commercial selling rate for U.S. dollars as of October 2, 2023, as reported by the Central Bank) for the Founders and (B) approximately $0.326 per share (based on the exchange rate of R$5.0679 to US$1.00, the commercial selling rate for U.S. dollars as of October 2, 2023, as reported by the Central Bank) for Inovabra and Crescera. Even though the current market price is significantly below the price at the time of the initial public offering of Alpha, certain Selling Securityholders have an incentive to sell because they have purchased their Ordinary Shares at prices significantly lower than the public investors or the current trading price of the Ordinary Shares and may profit significantly so even under circumstances in which our public shareholders or certain other Selling Securityholders would experience losses in connection with their investment. In particular, the Sponsor, certain of its affiliates and the Semantix Original Shareholders may experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described above. Based on the closing price of our Ordinary Shares on October 2, 2023 (i) the Sponsor and certain of its affiliates may experience a potential profit of up to $1.98 per share, (ii) the Founders may experience a potential profit of up to $1.98 per share and (iii) Inovabra and Crescera may experience a potential profit of up to $1.65 per share. As such, public shareholders of the Ordinary Shares have likely paid significantly more than certain of the Selling Securityholders for their Ordinary Shares and would not expect to see a positive return unless the price of the Ordinary Shares appreciates above the price at which such shareholders purchased their Ordinary Shares. Investors who purchase the Ordinary Shares on the Nasdaq following the Business Combination are unlikely to experience a similar rate of return on the Ordinary Shares they purchase due to differences in the purchase prices and the current trading price referenced above. Based on the closing price of the Ordinary Shares on October 2, 2023 and their respective purchase prices, the Selling Securityholders may receive potential profits ranging from $1.48 per share to up to $1.98 per share. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Ordinary Shares at prices significantly below the current market price, which could cause market prices to decline further.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023.

The information in this table should be read in conjunction with our financial statements and notes thereto and other financial information included or incorporated by reference in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2023
(in R$ millions)
Cash and cash equivalents	151.2
Equity:
Share capital	0.4
Additional paid-in capital	872.8
Treasury shares	(35.1)
Capital reserves	22.5
Other comprehensive loss	(7.2)
Accumulated loss	(552.2)
Non-controlling interests	3.6
Total equity	304.8
Debt:
Loans and borrowings	60.8
Lease liabilities	1.9
Total debt	62.7
Total capitalization	367.5

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USE OF PROCEEDS

All of the Ordinary Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

We could receive up to an aggregate of approximately $212,750,000 from the exercise of all Warrants, assuming the exercise in full of such Warrants for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants which, based on the current trading price of our Ordinary Shares, is unlikely unless there is a relevant increase in trading price. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. We will have broad discretion over the use of any proceeds from the exercise of the Warrants.

Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Ordinary Shares, the last reported sales price for which was $1.98 per share on October 2, 2023. Each Warrant is exercisable for one Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on August 3, 2027, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a "cashless basis," we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash to continue to fund our operations.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our board of directors.

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MANAGEMENT

The following table sets forth certain information relating to our executive officers and directors as of the date of this prospectus. Our board of directors is comprised of seven directors.

Name	Age	Position/Title
Leonardo dos Santos Poça D'Água	39	Chairman of the Board, Chief Executive Officer, Class III Director (Founders designee)
Alexandre Villela	51	Class I Director (Founders independent designee)
Veronica Allende Serra	53	Class I Director (Founders independent designee)
Jaime Cardoso Danvila	53	Class II Director (Crescera's designee)
Rafael Padilha de Lima Costa	41	Class II Director (Inovabra's designee)
Rafael Steinhauser	63	Class III Director (Alpha's designee)
Dorival Dourado Júnior	63	Class III Director (Founders independent designee)
Adriano Alcalde	50	Chief Financial Officer

Leonardo dos Santos Poça D’Água

Mr. Santos is Semantix’s founder, Chairman of the Board and Chief Executive Officer. Mr. Santos is responsible for our strategic vision and disruptive innovation, as well as our management and growth of our operations. Mr. Santos previously served as Chief Technology Officer of Billabong International (GSM Group), a lifestyle & technical apparel brand committed to the leading edge of surf culture and beach fashion, from 2009 to 2014. Prior to that, Mr. Santos served as a technology consultant of Microsoft in Brazil from 2000 to 2003. Mr. Santos has over 20 years of experience in technology, software, and online, offline and omnichannel retail. Mr. Santos holds an international executive MBA degree from FIA—Fundação Instituto de Administração in Brazil and several specializations, including a specialization in strategic leadership of technology and innovation from Stanford University, a specialization in strategy and management omnichannel from the Fashion Institute of Technology and a specialization in accounting and finance from Harvard University.

Alexandre Villela

Mr. Villela has served as a member of our board of directors since January 2023. Mr. Villela has over 25 years of experience in the technology, media and telecom sectors, with a particular focus on communications, infrastructure software, and networking. Mr. Villela is a Senior Vice President and Head of Venture Capital at DigitalBridge Group, Inc. (NYSE: DBRG) with a focus on privately held, high-growth companies in digital infrastructure technology sectors. Mr. Villela was a Managing Director at Qualcomm Ventures, the investment arm of Qualcomm Incorporated (Nasdaq: QCOM), from February 2018 to December 2020. Prior to Qualcomm, Mr. Villela spent seven years (from February 2011 to February 2018) at Intel Capital, the venture capital division of Inter Corporation (Nasdaq: INTC), as a Senior Investment Director, focused on Latin America and digital infrastructure deals in the U.S. Mr. Villela has extensive experience in corporate governance and transaction management, having participated in more than 20 boards as a director or observer. Mr. Villela currently serves a board member of Celona Inc. (since January 2022), MindSet Ventures Participações S.A. (since March 2022), Connected2Fiber, Inc. (since September 2022), STEC Participações S.A. (since March 2022) and has served as a board member of ID-Wall Tecnologia S.A. (from March 2019 to February 2021), Linked Store Cayman Ltd. (from November 2019 to January 2021), CloudGenix Inc. (from January 2017 to February 2018) and Nyansa Inc. (from November 2017 to February 2018). Mr. Villela holds a bachelor’s degree in Electrical Engineering from Universidade Estadual de Campinas (UNICAMP) (Brazil), and an MBA degree from INSEAD (France).

Veronica Allende Serra

Ms. Allende Serra has served as a member of our board of directors since August 2022. Ms. Allende Serra is the founding partner of Pacific Investments and Innova with 25 years of experience making private and growth equity investments in the U.S. and Latin America. Innova was established in 2009 to focus on innovation and technology. Innova’s investments include leading anti-fraud platform Clear Sale S.A. (B3: CLSA3), fintech platform Celcoin Instituição de Pagamento S.A., digitally native vertical brand Cariuma, among others. Ms. Allende Serra has previously invested in leading LatAm mobile content and services company Movile Mobile Commerce Holdings SL and MercadoLibre, Inc. (Nasdaq: MELI). Before Pacific and Innova, Ms. Allende Serra headed the Latin America investments group of International Real Returns LLC. Prior to that, Ms. Allende Serra worked for Leucadia National Corporation, Goldman Sachs and Banco BBA. Ms. Allende Serra sits on the nonprofit boards of Endeavor Global, Adventures, and Harvard Business School’s Latin American Advisory Board. Ms. Allende Serra was an early investor (2001) and director of MercadoLibre, Inc. (2007-2016) (Nasdaq: MELI). Ms. Allende Serra holds an MBA degree from Harvard Business School and a law degree from Universidade de São Paulo (USP).

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Jaime Cardoso Danvila

Mr. Danvila has served as a member of our board of directors since August 2022 and, prior to that, as a member of the board of directors of Semantix Tecnologia em Sistema de Informação S.A., our Brazilian subsidiary, since June 2019. Mr. Danvila is the chair of our nominating and corporate governance committee. Mr. Danvila is also a partner at Crescera Partners S.A. (“Crescera Partners”), Crescera Partners’ Co-CEO and responsible for Crescera Partners’ Private Equity platform focused on Consumption, Retail & Services and Health. Mr. Danvila also serves as the Chairman of the board of directors of Crescera Capital Acquisition Corp. and participates as a member of Crescera Partners’ executive committee. Prior to joining Crescera Partners in May 2010, Mr. Danvila served as an Investment Banking Officer at Citibank from June 2000 to April 2008, an M&A Officer at Bradesco Banco de Investimentos from April 2008 to April 2010, and as an Economist at the International Monetary Fund from May 1999 to May 2000. Mr. Danvila also serves or has served as a board member of the Board of Directors for the following companies: Hospital Vera Cruz (from June 2017 to March 2022); Hospital Care Caledônia S.A. (from May 2017 to present date); São Lucas Hospital Care S.A. (from December 2017 to March 2022); Grupo Fartura de Hortifruti S.A. (Rede Oba) (from November 2017 to present date); Vita Participações S.A. (from August 2018 to present date); Grupo Baia Sul (from December 2018 to March 2022); Chicago Prosum Participações S.A. (from July 2020 to present date); Companhia Brasileira de Planos Funerários (Grupo Zelo) (from July 2020 to present date); Allpark Empreendimentos, Participações e Serviços (Estapar) (B3: ALPK3) (from February 2012 to January 2021); Hortigil Hortifruti S.A. (from September 2010 to April 2016); Laticínios São Vicente (from May 2013 to August 2019); Forno de Minas Alimentos S.A. (from January 2014 to March 2018) and TZ Participações S.A. (Terra Zoo) (from February 2022 to present date). Mr. Danvila holds a Master of Arts and C. Phil degree in Economics from UCLA.

Rafael Padilha de Lima Costa

Mr. Padilha has served as a member of our board of directors since August 2022 and, prior to that, as a member of the board of directors of Semantix Tecnologia em Sistema de Informação S.A., our Brazilian subsidiary, since June 2019. Mr. Padilha is the Director of Private Equity and Venture Capital at Banco Bradesco S.A. since 2019. Mr. Padilha also serves as a board member of Log Commercial Properties and Participações S.A. (B3: LOGG3) since 2019, Asaas Gestão Financeira Instituição de Pagamento S.A. since 2020, and Blincloans, Inc. (One Blinc) since 2023. Prior to joining Bradesco's Private Equity & Venture Capital unit, Mr. Padilha was the managing director of the Investment Banking division of Banco Bradesco BBI S.A. Mr. Padilha holds an MBA from the University of Chicago Graduate School of Business and a Bachelor of Business Administration degree with honors from the University of Miami.

Rafael Steinhauser

Mr. Steinhauser has served as a member of our board of directors since August 2022. Mr. Steinhauser served as the president and director of Alpha from 2020 until the Business Combination. Prior to that, he served as president of Qualcomm Latin America from 2011 to 2020. Mr. Steinhauser was President for Latin America for Acision from 2009 to 2011 and president of NextWave Latin America from 2006 to 2009. He also served as President of Cisco Brazil from 2002 to 2006, and as president of Brazil Nortel Networks from 2000 to 2002. Earlier in his career, Mr. Steinhauser held executive positions with various telecom service providers, such as Head of Mobile Satellite Services of Eutelsat in Paris and as Executive VP of the Competitive Local Exchange Carrier Vésper in Rio de Janeiro, and as a sales engineer at Standard Electrik Lorenz and Siemens in Germany. Mr. Steinhauser graduated in Aerospace Engineering from the Technische Universität Berlin and in Performing Arts from the Escola Superior Célia Helena in São Paulo. Mr. Steinhauser co-founded EBAC in 2020, a leading online learning company, and Rocket Lawyer Latin America, a LegalTech company, in 2021. Since 2022, Mr. Steinhauser serves as chairman of Trocafone, a leading re-commerce of electronic goods in Brazil. Mr. Steinhauser has been nominated to and won various awards, including the Shell Prize and twice the State of São Paulo Governor Prize for his work in Performing Arts. Bloomberg Linea included him in the list of the 500 most influential persons in business and economy in Latin America in 2022, and he was also honored with the Mario de Andrade Medal for the culture in 2022.

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Dorival Dourado Júnior

Mr. Dourado has served as a member of our board of directors since August 2022 and, prior to that, as a member of the board of directors of Semantix Tecnologia em Sistema de Informação S.A., our Brazilian subsidiary, since 2017. Mr. Dourado is the chair of our audit committee and compensation committee. Mr. Dourado is also a board member and member of various committees (including the compliance and risk committee, audit committee, information technology committee and innovation and strategy committee) of the financial institution Banco BMG S.A. (B3: BMGB4). Mr. Dourado is also a member of the audit committee of BMG Seguros S.A. From March 2018 to June 2020, Mr. Dourado was the Chief Executive Officer of the credit as a service company MOVA Sociedade de Empréstimo Entre Pessoas S.A. and, from June 2017 to April 2019, a member of the consulting committee for the Brazilian Fintech Association. In addition, from January 2019 to May 2021, Mr. Dourado was the Head of Innovation for the financial institution Omni S.A.—Crédito, Financiamento e Investimento (“Omni”). Since august of 2019, Mr. Dourado is a member of the consultive council of Omni. Prior to that, Mr. Dourado served as a board member of Omni group’s microfinance institution Avante.Com.Vc Soluções e Participações S.A. (March 2018 to December 2021) and was the Chief Executive Officer of Vector Inovação e Tecnologia Ltda. (December 2017 to May 2019), the investment arm of Omni group. Mr. Dourado was a co-founder of the credit bureau Boa Vista Serviços SCPC S.A., where he served as the Chief Executive Officer from 2010 to 2015 and secretary of the board of directors. In 2009 and 2010, Mr. Dourado held the position of Global Senior Vice President of Products for the credit reporting and marketing services at the Experian group (Experian PLC, LON: EXPN). From 2002 to 2010, Mr. Dourado worked for the credit reporting bureau company Serasa S.A. (Serasa Experian Brasil), where he was the Chief Information Officer and Chief Operating Officer. Prior to that, Mr. Dourado served as an advisor to the management committee of the Brazilian Public Key Infrastructure (“ICP-Brasil”), a Brazilian federal certification system, and was part of the advisory board of the Municipal Secretary for Technology and Innovation of the city of São Paulo. From 1978 to 2000, Mr. Dourado worked for the largest Brazilian publishing company, Editora Abril S.A., in several business areas, such as media, internet, cable TV, public TV, yellow pages, data base marketing, subscription, advertising and others. Mr. Dourado has a bachelor’s degree in business administration from FASP – Faculdades Associadas de São Paulo and also a certification as an Advanced Board Member from ISE/IESE Business School and IBGC (Instituto Brasileiro de Governança Corporativa).

Adriano Alcalde

Mr. Alcalde serves as our Chief Financial Officer and, prior to that, as the Chief Financial Officer of Semantix Tecnologia em Sistema de Informação S.A., our Brazilian subsidiary, since June 2020. Mr. Alcalde oversees our finance, accounting and legal divisions. Mr. Alcalde has over 20 years of executive management experience across retail, e-commerce, technology and software. Prior to joining us, Mr. Alcalde served as Chief Financial Officer of Petsupermarket Comércio de Produtos Para Animais S.A. (known as Petlove), a Brazilian ecosystem for pet services and products that is an investee of prominent private equity and venture capital funds, including funds managed by Tiger Global Management, LLC, Monashees Gestão de Investimentos Ltda., Kaszek Management S.A., Riverwood Capital, LLC, L. Catterton Management Ltd., and Softbank Group Corp. Mr. Alcalde previously served as Chief Financial Officer of NS2.com Internet S.A. (known as Netshoes), a publicly traded Brazilian e-commerce sporting goods conglomerate. Mr. Alcalde holds a master’s degree in accounting and controllership from Universidade de São Paulo (USP), a bachelor’s degree in accounting and controllership from Universidade de São Paulo (USP), a bachelor’s degree in business administration from Pontifícia Universidade Católica de São Paulo (PUC-SP), and an MBA degree from Business School São Paulo – Universidade Anhembi Morumbi in Brazil.

Family Relationships

There are no familial relationships among our directors and executive officers.

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Board of Directors

Pursuant to our Articles, our board of directors must be composed of no less than one (1) director, provided that the directors may increase or decrease the limits on the number of directors. Our board of directors is currently comprised of seven (7) directors.

In accordance with the Articles and for so long as the Shareholders Agreement remains in force and effect, the board of directors will be divided into three (3) classes designated as Class I, Class II and Class III, with as nearly equal a number of directors in each group as possible. At each annual meeting of shareholders, a class of directors will be appointed for a three-year term to succeed the same class whose term is then expiring, as follows:

•	the Class I directors will initially serve until the first (1st) annual general meeting of shareholders following the closing of the Business Combination;
•	the Class II directors will initially serve until the second (2nd) annual general meeting of shareholders following the closing of the Business Combination; and
•	the Class III directors will initially serve until the third (3rd) annual general meeting of shareholders following the closing of the Business Combination

Class I directors correspond to two (2) independent directors appointed (and whose removal can be exclusively requested) by the Founders.

Class II directors correspond to one (1) director appointed (and whose removal can be exclusively requested) by each of Crescera and Inovabra.

Class III directors correspond to one (1) director appointed (and whose removal can be exclusively requested) by the Sponsor and two (2) directors appointed (and whose removal can be exclusively requested) by the Founders. If the director appointed by the Sponsor is not an independent director, one (1) of the directors appointed by the Founders shall be an independent director. In addition, the Founders have the right to appoint the chairperson of the board of directors, subject to the maintenance of a number of Ordinary Shares representing at least seven and one-half percent (7.5%) of the Ordinary Shares then issued and outstanding.

Under the Shareholders Agreement, the right of the Founders, Crescera and Inovabra to appoint directors as described above is subject to the maintenance of a number of Ordinary Shares representing at least seven and one-half percent (7.5%) of the Ordinary Shares then issued and outstanding. The Sponsor’s right to appoint a director shall terminate at the earliest of (i) the date when the Sponsor no longer holders any Ordinary Shares, or (ii) three years after the closing of the Business Combination, at which time a new director will be appointed by the Founders.

The Shareholders’ Agreement will terminate upon the occurrence of certain triggering events, including, without limitation, in the event that the collective equity interests held by Crescera, Inovabra and the Founders falls below 40% of the total outstanding equity interests in the Company.

Each of the Founders have appointed Mr. Leonardo dos Santos Poça D’Água as their representative pursuant to the Shareholders Agreement. As a result, Mr. Leonardo dos Santos Poça D’Água has the right to take any and all actions or exercise any and all powers to be taken or exercised by the Founders under the Shareholders Agreement on their behalf, and is effectively able to nominate, appoint and remove each of the four directors appointed by the Founders under the Shareholders’ Agreement. In addition, by virtue of his appointment as representative of the Founders, Leonardo dos Santos Poça D’Água may be deemed to exercise voting power over all outstanding Ordinary Shares to be held by the Founders.

Subject to the above, our shareholders may, by a simple majority of votes, appoint any person to be a director and may remove any director and may appoint another person in the director’s stead. Without prejudice to such shareholders’ power to appoint a person to be a director and subject to the appointment rights above, the board of directors, so long as a quorum of directors remains in office, shall have the power at any time and from time to time to appoint any person to be a director so as to fill a casual vacancy or otherwise.

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We are a foreign private issuer under the rules of the SEC. As a result, as described below, in accordance with the Nasdaq listing standards, we may rely on home country governance requirements and certain exemptions thereunder rather than on Nasdaq’s corporate governance requirements, including the requirement that, within one year of the completion of the Business Combination, we have a board that is composed of a majority of independent directors.

The Board has determined that the following directors are independent as defined by the applicable Nasdaq listing standards: Dorival Dourado Júnior, Veronica Allende Serra, Alexandre Villela, Jaime Cardoso Danvila, Rafael Padilha de Lima Costa and Rafael Steinhauser.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of the officer’s appointment an officer may be removed by resolution of the directors or shareholders.

Committees of the Board of Directors

We have an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of these committees. The charter of each committee is available on our website.

Audit Committee

Our audit committee consists of Alexandre Villela, Dorival Dourado Júnior and Rafael Steinhauser, with Dorival Dourado Júnior serving as the chair of the committee. Mr. Villela satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of Mr. Villela, Mr. Dourado and Mr. Steinhauser satisfies the requirements for an “independent director” within the meaning of the Nasdaq listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Members will serve on this committee until the earliest of (1) the moment they cease to be a director, (2) their resignation, (3) the majority of our board of directors favorably votes for a change in the composition of the audit committee, and (4) as otherwise determined by our board of directors. Our audit committee will oversee accounting and financial reporting processes and the audits of financial statements. The audit committee is responsible for, among other things:

•	selecting our independent auditor, approving related fees and terminating our relationship with our independent auditor at the committee’s discretion;
•	pre-approving audit and non-audit services permitted to be performed by the independent auditor;
•	annually reviewing the independent auditor’s report describing the auditing firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors and all relationships between the independent auditor and us;
•	reviewing with the independent auditor any audit problems or difficulties and management’s response, as well as resolving any disagreements between management and the independent auditor regarding financial reporting;
•	reviewing and discussing annual and quarterly financial statements with management and the independent auditor;
•	reviewing management’s reports;
•	discussing earnings press releases with management, as well as financial information and earnings guidance provided to analysts and rating agencies;

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•	reviewing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;
•	assessing and monitoring risk exposures, as well as the policies and guidelines to risk management process;
•	reviewing all related-party transactions on an ongoing basis;
•	periodically reviewing and reassessing the adequacy of the audit committee charter;
•	any other matters that are specifically delegated to the audit committee by our board of directors from time to time;
•	periodically meeting with management, internal audit team and the independent auditors, separately; and
•	reporting regularly to the full board of directors.

Compensation Committee

Our compensation committee consists of Leonardo dos Santos Poça D’Água, Rafael Steinhauser and Dorival Dourado Júnior, with Mr. Dourado serving as the chair of the committee. The compensation committee assists our board of directors in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. In addition, the compensation committee has overall responsibility for evaluating and making recommendations to our board of directors regarding our compensation plans, policies and programs. Any member of the compensation committee shall recuse himself or herself from voting on his or her own compensation or any matter or compensation he or she may have a personal direct interest on. Our chief executive officer may not be present, even if serving as a member of the compensation committee, during voting or deliberations related to his or her compensation, and our chief executive officer shall recuse himself or herself from voting on his or her own compensation. As discussed below, as a foreign private issuer whose securities are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices in lieu of the requirements of Nasdaq rules pursuant to Nasdaq Rule 5615(a)(3), which provides for such exemption to compliance with Nasdaq Rule 5600 Series, including an exemption to the requirement that each member of the compensation committee must be an independent director as defined under Nasdaq Rule 5605(a)(2).

The compensation committee is responsible for, among other things:

•	establishing and annually reviewing our general compensation policy;
•	managing our employee benefit plans and determining the directors, officers and employees eligible to participate in any of these plans;
•	approving increases in directors’ fees and increases in salaries paid to executive officers;
•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, chief financial officer and other executive officers and key employees, evaluating their performance in light of those goals and objectives, and approving their compensation level based on this evaluation; and
•	determining any long-term incentive component of compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Leonardo dos Santos Poça D’Água, Veronica Allende Serra and Jaime Cardoso Danvila, with Jaime Cardoso Danvila serving as the chair of the committee. The nominating and corporate governance committee assists our board of directors in identifying individuals qualified to become members of the board of directors and in determining the composition of the board and its committees. As discussed below, as a foreign private issuer whose securities are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices in lieu of the requirements of Nasdaq rules pursuant to Nasdaq Rule 5615(a)(3), which provides for such exemption to compliance with Nasdaq Rule 5600 Series, including an exemption to the requirement that each member of the nominating and corporate governance committee must be an independent director as defined under Nasdaq Rule 5605(a)(2). In addition, the nominating and corporate governance committee is responsible for, among other things:

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•	developing and annually reviewing criteria for selection of members of our board of directors and its committees
•	actively seeking individuals qualified to become members of our board of directors;
•	reviewing and approving our Code of Ethics on an annual basis;
•	monitoring compliance with the Code of Ethics; and
•	reviewing and expressing its opinion about potential conflicts of interest among members of the board of directors and us.

Code of Business Conduct

We have adopted a code of business conduct (the “code of business conduct”) that applies to all directors, executive officers and employees. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Copies of the code of business conduct and charters for each of our board committees will be provided without charge upon request from us and are available on our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Foreign Private Issuer Exemptions

We are considered a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. We intend to take all necessary measures to comply with the requirements of a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules of which were adopted by the SEC and Nasdaq as listing standards and requirements. Under Nasdaq’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, Nasdaq permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of Nasdaq.

Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Among other things, we are not required to have:

•	a majority of the board of directors consisting of independent directors;
•	a compensation committee consisting of independent directors;
•	a nominating committee consisting of independent directors; or
•	regularly scheduled executive sessions with only independent directors each year.

Accordingly, our shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements. In addition, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

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SELLING SECURITYHOLDERS

This prospectus relates to the sale from time to time of up to an aggregate of 94,803,763 Ordinary Shares (including Ordinary Shares that may be issued upon exercise of Warrants) and an aggregate of 7,000,000 Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the "Selling Securityholders" in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders' interest in our Ordinary Shares and Warrants after the date of this prospectus.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such securities into the public market. Certain of the Selling Securityholders have an incentive to sell their securities because they have purchased Ordinary Shares and/or Warrants at prices below, in some cases significantly below, the recent trading prices of our securities. Sales by such investors may cause the trading prices of our securities to experience a decline.

Due to the significant number of Alpha Class A Ordinary Shares that were redeemed in connection with the Business Combination, the number of Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. Furthermore, the 94,803,763 Ordinary Shares registered for sale in this prospectus (including Ordinary Shares underlying Warrants) exceed the total number of outstanding Ordinary Shares (78,444,014 outstanding Ordinary Shares as of October 3, 2023, prior to any exercise of the Warrants). In addition, the Ordinary Shares beneficially owned by DDT Investments Ltd., Cumorah Group Ltd., ETZ Chaim Investments Ltd., Fundo de Investimento em Participações Multiestratégia Inovabra I—Investimento no Exterior and Crescera Growth Master Semantix Fundo de Investimento em Participações Multiestratégia, being the investment vehicles of certain of the largest Semantix Original Shareholders, represented 79.0% of our total outstanding Ordinary Shares Ordinary Shares as of October 3, 2023 and these holders have the ability to sell all of their Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares registered for potential resale by the Selling Securityholders pursuant to this prospectus (and the concentration of such Ordinary Shares among the largest Semantix Original Shareholders in particular), the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares, particularly the largest Semantix Original Shareholders, could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.

In addition, some of the Ordinary Shares which have been registered for resale pursuant to the registration statement of which this prospectus forms a part were acquired by the Selling Securityholders for prices considerably below the current market price of the Ordinary Shares. For example, (i) the Sponsor and certain affiliates purchased 5,750,000 Ordinary Shares at a purchase price equivalent to approximately $0.004 per share; and (ii) the Semantix Original Shareholders purchased 61,748,494 Ordinary Shares in various rounds of financing at purchase prices as low as (A) approximately $0.003 per share (based on the exchange rate of R$5.0679 to US$1.00, the commercial selling rate for U.S. dollars as of October 2, 2023, as reported by the Central Bank) for the Founders and (B) approximately $0.326 per share (based on the exchange rate of R$5.0679 to US$1.00, the commercial selling rate for U.S. dollars as of October 2, 2023, as reported by the Central Bank) for Inovabra and Crescera. Even though the current market price is significantly below the price at the time of the initial public offering of Alpha, certain Selling Securityholders have an incentive to sell because they have purchased their Ordinary Shares at prices significantly lower than the public investors or the current trading price of the Ordinary Shares and may profit significantly so even under circumstances in which our public shareholders or certain other Selling Securityholders would experience losses in connection with their investment. In particular, the Sponsor, certain of its affiliates and the Semantix Original Shareholders may experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described above.

Based on the closing price of our Ordinary Shares on October 2, 2023 (i) the Sponsor and certain of its affiliates may experience a potential profit of up to $1.98 per share, (ii) the Founders may experience a potential profit of up to $1.98 per share and (iii) Inovabra and Crescera may experience a potential profit of up to $1.65 per share. As such, public shareholders of the Ordinary Shares have likely paid significantly more than certain of the Selling Securityholders for their Ordinary Shares and would not expect to see a positive return unless the price of the Ordinary Shares appreciates above the price at which such shareholders purchased their Ordinary Shares. Investors who purchase the Ordinary Shares on the Nasdaq following the Business Combination are unlikely to experience a similar rate of return on the Ordinary Shares they purchase due to differences in the purchase prices and the current trading price referenced above.

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Based on the closing price of the Ordinary Shares on October 2, 2023 and their respective purchase prices, the Selling Securityholders may receive potential profits ranging from $1.48 per share to up to $1.98 per share. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Ordinary Shares at prices significantly below the current market price, which could cause market prices to decline further.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we have registered securities for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The following table sets forth the names of the Selling Securityholders, the number of Ordinary Shares (including Ordinary Shares underlying the Warrants) and Warrants owned by each of them as of the date of this prospectus, the maximum number of Ordinary Shares (assuming exercise of all of the Warrants beneficially owned by such Selling Securityholder) and Warrants which may be offered pursuant to this prospectus, and the number and percentage of Ordinary Shares and Warrants to be beneficially owned by each Selling Securityholder assuming all of the Ordinary Shares (assuming exercise of all of the Warrants beneficially owned by the Selling Securityholders) and Warrants which may be offered by such Selling Securityholder pursuant to this prospectus are sold.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder's Ordinary Shares or Warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares or Warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled "Plan of Distribution."

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	Securities beneficially owned prior to the offering				Securities to be sold in the offering		Securities beneficially owned after the offering
Name of Selling Securityholder	Ordinary Shares(1)	%(2)	Warrants	%	Ordinary Shares	Warrants	Ordinary Shares(1)	%(2)	Warrants	%
DDT Investments Ltd.(3)	10,692,658	13.6%	—	—	10,692,658	—	—	—	—	—
Cumorah Group Ltd.(4)	5,040,917	6.4%	—	—	5,040,917	—	—	—	—	—
ETZ Chaim Investments Ltd.(5)	10,196,630	13.0%	—	—	10,196,630	—	—	—	—	—
Dorival Dourado Júnior(6)	45,233	*	—	—	45,233	—	—	—	—	—
Veronica Allende Serra(7)	10,000	*	—	—	10,000	—	—	—	—	—
Ariel Lebowits(8)	95,112	*	30,000	*	95,112	30,000	—	—	—	—
Adriano Alcalde(9)	122,999	*	—	—	122,999	—	—	—	—
Strong Union Ltd.(10)	5,123,656	6.7%	—	—	5,123,656	—	—	—	—	—
Fundo de Investimento em Participações Multiestratégia Inovabra I – Investimento no Exterior(11)	14,959,509	19.1%	—	—	14,959,509	—	—	—	—	—
Crescera Growth Capital Master Semantix Fundo de Investimento em Participações Multiestratégia (12)	21,154,177	27.0%	—	—	21,154,177	—	—	—	—	—
Drakkar Investment Inc.(13)	158,000	*	—	—	158,000	—	—	—	—	—
Reunion (Investment) Limited(14)	200,000	*	—	—	200,000	—	—	—	—	—
Winterset Corporation(15)	350,000	*	—	—	350,000	—	—	—	—	—
Colombier Investment LTD(16)	500,000	*	—	—	500,000	—	—	—	—	—
Cygnus Fund Icon(17)	100,000	*	—	—	100,000	—	—	—	—	—
Stichting Depositary INPAR Investment Fund(18)	1,500,000	1.9%	—	—	1,500,000	—	—	—	—	—
Global Classifieds LLC(19)	100,000	*	—	—	100,000	—	—	—	—	—
FJ Labs Archangel I, LP(20)	45,000	*	—	—	45,000	—	—	—	—	—
FJ Labs Entrepreneurs Fund 2021, a series of FJ Labs Funds, LP(21)	2,500	*	—	—	2,500	—	—	—	—	—
FJ Labs LP(22)	331,061	*	235,490	1.3%	331,061	235,490	—	—	—	—
Banco BTG Pactual S.A. - Cayman Branch on behalf of Client 19256(23)	250,000	*	—	—	250,000	—	—	—	—	—
Alpha Capital Sponsor LLC(24)	111,305	*	20,000	*	111,305	20,000	—	—	—	—
Alpha Impact LLC(25)	3,644,247	4.6%	2,010,000	10.9%	3,644,247	2,010,000	—	—	—	—
Berger Holdings Ltd.(26)	2,428,898	3.1%	1,340,000	7.2%	2,428,898	1,340,000	—	—	—	—
FJ Labs Co-Invest III LP(27)	1,162,550	1.5%	859,510	4.6%	1,162,550	859,510	—	—	—	—
Innova Capital SPAC LP(28)	6,978,471	8.9%	3,150,000	16.0%	3,528,471	2,000,000	3,450,000	4.2%	1,150,000	6.5%
Innovatech Ltd.(29)	81,000	*	—	—	81,000	—	—	—	—	—
Irvin Jacobs(30)	135,261	*	100,000	*	135,261	100,000	—	—	—	—
Lydia Ventura Patterson(31)	33,815	*	25,000	*	33,815	25,000	—	—	—	—
Nenad Marovac(32)	77,631	*	50,000	*	77,631	50,000	—	—	—	—
Alfredo Capote(33)	222,613	*	40,000	*	222,613	40,000	—	—	—	—
David Lorié(34)	75,000	*	—	—	75,000	—	—	—	—	—
Alpha Danzon LLC(35)	72,613	*	40,000	*	72,613	40,000	—	—	—	—

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RNL III LLC(36)	652,923	*	250,000	1.4%	652,923	250,000	—	—	—	—
Iara Heredia(37)	10,000	*	—	—	10,000	—	—	—	—	—
Amos Genish(38)	50,000	*	—	—	50,000	—	—	—	—	—
David Leonard(39)	10,000	*	—	—	10,000	—	—	—	—	—
Fabrice Grinda(40)	10,000	*	—	—	10,000	—	—	—	—	—
Diego Cassinera(41)	10,000	*	—	—	10,000	—	—	—	—	—
Stephanie Feldman(42)	10,000	*	—	—	10,000	—	—	—	—	—

*	Represents beneficial ownership of less than one percent.
(1)	The number of Ordinary Shares listed for each Selling Securityholder assumes the exercise of all of the Warrants beneficially owned by such Selling Securityholder.
(2)	In calculating the percentages of Ordinary Shares outstanding, (a) the numerator is calculated by adding the number of Ordinary Shares held by such beneficial owner and the number of Ordinary Shares issuable upon the exercise of Warrants held by such beneficial owner (if any); and (b) the denominator is calculated by adding the total aggregate number of Ordinary Shares outstanding and the number of Ordinary Shares issuable upon the exercise of Warrants held by such beneficial owner, if any (but not the number of Ordinary Shares issuable upon the exercise of Warrants held by any other beneficial owner).
(3)	The business address of DDT Investments Ltd. is Wickmans Cay II, Road Town, British Virgin Islands, VG1110. DDT Investments Ltd., a BVI business company incorporated in the British Virgin Islands, is an investment vehicle owned by Leonardo dos Santos Poça D'Água, a Semantix's founder and our chief executive officer and chairman of our board of directors. By virtue of his appointment as representative of the Founders, Leonardo dos Santos Poça D'Água is effectively deemed to exercise voting power over all outstanding Ordinary Shares held by the Founders.
(4)	The business address of Cumorah Group Ltd. is Wickmans Cay II, Road Town, British Virgin Islands, VG1110. Cumorah Group Ltd., a BVI business company incorporated in the British Virgin Islands, is an investment vehicle owned by Leandro dos Santos Poça D'Água, also co-founder of Semantix and the brother of Leonardo dos Santos Poça D'Água. Each of the Founders has appointed Leonardo dos Santos Poça D'Água as their representative pursuant to the Shareholders. Agreement. As a result, Leonardo dos Santos Poça D'Água has the right to take any and all actions or exercise any and all powers to be taken or exercised by the Founders under the Shareholders Agreement on their behalf, and is effectively able to nominate, appoint and remove each of the four directors to be appointed by the Founders under the Shareholders Agreement. By virtue of his appointment as representative of the Founders, Leonardo dos Santos Poça D'Água is effectively deemed to exercise voting power over all outstanding Ordinary Shares held by the Founders. In addition, under the Exchange Agreement, DDT Investments Ltd., which is the investment vehicle owned by Leonardo dos Santos Poça D'Água, shall have the right, but not the obligation, to purchase on one or more occasions, from the Closing of the Business Combination until the fifth anniversary of the Closing, up to 5.0% of the outstanding Ordinary Shares held by each of Cumorah Group Ltd., which is the investment vehicle owned by Leandro dos Santos Poça D'Água, and ETZ Chaim Investments Ltd., which is the investment vehicle owned by Leonardo Augusto Oliveira Dias. On August 22, 2022, 50.0% of the Ordinary Shares held by Cumorah Group Ltd., corresponding to approximately 6.5% of the Ordinary Shares issued and outstanding immediately after the consummation of the Business Combination, were transferred to Strong Union Ltd., an investment vehicle owned by Lívia Ricardi de Almeida Poça D'Água, who is the ex-wife of Leandro dos Santos Poça D'Água.
(5)	The business address of ETZ Chaim Investments Ltd. is Wickmans Cay II, Road Town, British Virgin Islands, VG1110. ETZ Chaim Investments Ltd., a BVI business company incorporated in the British Virgin Islands, is an investment vehicle owned by Leonardo Augusto Oliveira Dias, the third co- founder of Semantix. Each of the Founders has appointed Leonardo dos Santos Poça D'Água as their representative pursuant to the Shareholders Agreement. As a result, Leonardo dos Santos Poça D'Água has the right to take any and all actions or exercise any and all powers to be taken or exercised by the Founders under the Shareholders Agreement on their behalf, and is effectively able to nominate, appoint and remove each of the four directors to be appointed by the Founders under the Shareholders Agreement. By virtue of his appointment as representative of the Founders, Leonardo dos Santos Poça D'Água is effectively deemed to exercise voting power over all outstanding Ordinary Shares held by the Founders. In addition, under the Exchange Agreement, DDT Investments Ltd., which is the investment vehicle owned by Leonardo dos Santos Poça D'Água, shall have the right, but not the obligation, to purchase on one or more occasions, from the Closing of the Business Combination until the fifth anniversary of the Closing, up to 5.0% of the outstanding Ordinary Shares held by each of Cumorah Group Ltd., which is the investment vehicle owned by Leandro dos Santos Poça D'Água, and ETZ Chaim Investments Ltd., which is the investment vehicle owned by Leonardo Augusto Oliveira Dias.

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(6)	Dorival Dourado Júnior is a member of our board of directors. The business address of Dorival Dourado Júnior is Avenida Eusébio Matoso, 1375, 10º andar, São Paulo, São Paulo, Brazil, 05423-180.
(7)	Veronica Allende Serra is a member of our board of directors. The business address of Veronica Allende Serra is Avenida Eusébio Matoso, 1375, 10º andar, São Paulo, São Paulo, Brazil, 05423-180.
(8)	The business address of Ariel Lebowits is 19 W 24th Street, Floor 10, New York, NY, ZIP Code 10010, United States.
(9)	Adriano Alcalde is our chief financial officer. The business address of Adriano Alcalde is Avenida Eusébio Matoso, 1.375, 10º andar, São Paulo, São Paulo, Brazil, 05423-180.
(10)	The business address of Strong Union Ltd. is Avenida Escola Politécnica, 942, ap. 142 A1, Bairro Rio Pequeno, São Paulo, SP, CEP 05.350-000. Strong Union Ltd., a BVI business company incorporated in the British Virgin Islands, is an investment vehicle owned by Lívia Ricardi de Almeida Poça D'Água, who is the ex-wife of Leandro dos Santos Poça D'Água. On August 22, 2022, 50.0% of the Ordinary Shares held by Cumorah Group Ltd., corresponding to approximately 6.5% of the Ordinary Shares issued and outstanding immediately after the consummation of the Business Combination, were transferred to Strong Union Ltd.
(11)	The business address of Fundo de Investimento em Participações Multiestratégia Inovabra I – Investimento no Exterior is Avenida Presidente Juscelino Kubitschek, 1309, 10th floor, São Paulo, SP, Brazil, CEP 04543-011. Fundo de Investimento em Partipações Multiestratégia Inovabra I – Investimento no Exterior is managed by 2b Capital S.A., an asset management entity that is a direct subsidiary of Banco Bradesco BBI S.A., which is, in turn, a subsidiary of Banco Bradesco S.A. 2b Capital S.A. has sole voting power over the shares held by Inovabra and is managed by Rafael Padilha de Lima Costa and Marlos Francisco de Souza Araújo, who also occupy leading positions at Banco Bradesco BBI S.A. and Banco Bradesco S.A. All investment decisions and dispositive control over the shares held by Inovabra are made by a majority vote of an investment committee of 2b Capital S.A. comprised of eleven members. The members of the investment committee who make the investment decisions over the shares held by Inovabra are Rafael Padilha de Lima Costa, Maurício Machado de Minas, Octavio de Lazari Junior, Marcelo de Araújo Noronha, André Rodrigues Cano, Cassiano Ricardo Scarpelli, Eurico Ramos Fabri, Rogério Pedro Câmara, Moacir Nachbar Junior, Leandro de Miranda Araujo and Ivan Luiz Gontijo Junior. No single natural person controls investment or voting decisions with respect to the shares held by Inovabra. Includes 5,871,500 Ordinary Shares held by Inovabra as a result of its commitment to purchase Ordinary Shares under the PIPE Financing.
(12)	The business address of Crescera Growth Capital Master Semantix Fundo de Investimento em Participações Multiestratégia is Rua Aníbal de Mendonça, 27, 2nd floor, Rio de Janeiro, RJ, Brazil, CEP 22.410-050. Crescera Growth Capital Master Semantix Fundo de Investimento em Participações Multiestratégia is managed by Crescera Growth Capital Ltda. (the "Crescera Manager"), which entity has sole voting power over the shares held by Crescera. Jaime Cardoso Danvila, Daniel Arthur Borghi, Priscila Pereira Rodrigues and Natalia Alcantara Curi Galarti are vested with the power and authority to represent Crescera Manager in relation to corporate acts. All investment decisions and dispositive control over the shares held by Crescera are made by a majority vote of an investment committee comprised of five members. The members of the investment committee who make the investment decisions over the shares held by Crescera are Jaime Cardoso Danvila, Daniel Arthur Borghi, Sergio Eraldo Salles, Thomas Keesee and Priscila Pereira Rodrigues. No single natural person controls investment or voting decisions with respect to the shares held by Crescera.
(13)	The business address of Drakkar Investment Inc. is Rua Iposeira 260, São Conrado, Rio de Janeiro – RJ, Brazil.
(14)	The business address of Reunion (Investment) Limited is Bahamas Financial Centre, Floor 2, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas.
(15)	The business address of Winterset Corporation is Trident Chambers, Wickhams Cay, Road Town, Tortula, British Virgin Islands.
(16)	The business address of Colombier Investment LTD is Praia do Botafogo, 501, 5th floor, Rio de Janeiro, RJ, Brazil.
(17)	The business address of Cygnus Fund Icon is Praia do Botafogo, 501, 5th floor, Rio de Janeiro, RJ, Brazil.
(18)	The business address of Stichting Depositary INPAR Investment Fund is Sarphatistraat 370, Unit B13, Amsterdam, Netherlands.
(19)	The business address of Global Classifieds LLC is 1201 N Orange Street, Suite 700, #7532, Wilmington, DE, ZIP Code 19801, United States.
(20)	The business address of FJ Labs Archangel I, LP is 19 W 24th Street, Floor 10, New York, NY, ZIP Code, 10010, United States.
(21)	The business address of FJ Labs Entrepreneurs Fund 2021, a series of FJ Labs Funds, LP is P.O. Box 3217, Seattle, WA, ZIP Code 98114, United States.
(22)	The business address of FJ Labs LP is 19 W 24th Street, Floor 10, New York, NY, ZIP Code 10010, United States.

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(23)	The business address of Banco BTG Pactual S.A. - Cayman Branch on behalf of Client 19256 is Praia do Botafogo, 501, 5th floor, Rio de Janeiro, RJ, Brazil.
(24)	The business address of Alpha Capital Sponsor LLC is 1230 Avenue of the Americas, 16th floor, New York, NY, ZIP Code 10020, United States.
(25)	The business address of Alpha Impact LLC is 936 SW 1st Avenue, 247, Miami, FL, ZIP Code 33130, United States.
(26)	The business address of Berger Holdings Ltd. is Rua de Barcas, 514, São Paulo, SP, Brazil. Berger Holdings Ltd. is an investment vehicle owned by Rafael Steinhauser, a member of our board of directors.
(27)	The business address of F&J Labs Co-Invest III LP is 19 W 24th Street, Floor 10, New York, NY, ZIP Code 10010, United States.
(28)	The business address of Innova Capital SPAC LP is Avenida Brigadeiro Faria Lima, 2179, Cj. 71, São Paulo, SP, Brazil.
(29)	The business address of Innovatech Ltd. is Avenida Brigadeiro Faria Lima, 2179, Cj. 71, São Paulo, SP, Brazil.
(30)	The business address of Irvin Jacobs is 2710 Inverness Ct, La Jolla, CA, ZIP Code 92037, United States.
(31)	The business address of Lydia Ventura Patterson is 602 E Sunnycrest Ct, Urbana, IL, ZIP Code 61801, United States.
(32)	The business address of Nenad Marovac is C/O DN Capital, 2 Queens Anne's Gate Guildings, Dartmouth Street, London, U.K.
(33)	The business address of Alfredo Capote is Avenida Bernardo Quintana, 50 int. 10, Col. La Loma Santa Fe, Mexico City, Mexico.
(34)	David Lorié is our corporate secretary. The business address of David Lorié is 103 Devin DR, Moraga, CA, ZIP Code 94556, United States.
(35)	The business address of Alpha Danzon LLC is Devin DR, Moraga, CA, ZIP Code 94556, United States. Alpha Danzon LLC is an investment vehicle owned by David Lorié, our corporate secretary.
(36)	The business address of RNL III LLC is 475 Brickell Ave, Apt. 5507, Miami, FL, ZIP Code 33131, United States.
(37)	The business address of Iara Heredia is 732 Washington Ave, 1BN, Brooklyn, New York, NY, ZIP Code 11238, United States.
(38)	The business address of Amos Genish is 2 Hanover Terrace, Regents Park, London, U.K.
(39)	The business address of David Leonard is 5588 Ponderosa Dr., Parker, CO, ZIP Code 80134, United States.
(40)	The business address of Fabrice Grinda is 310 E Houston St Frnt 1, New York, NY, ZIP Code 10002, United States.
(41)	The business address of Diego Cassinera is 6251 NE 159th St., Kenmore, WA, ZIP Code 98028, United States.
(42)	The business address of Stephanie Feldman is 4979 Beauchamp Ct., San Diego, CA, ZIP Code 92130, United States.

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material terms of our share capital. This summary is not intended to be complete and it is qualified by reference to our Articles, a copy of which is included elsewhere in this registration statement.

General

We are an exempted company incorporated with limited liability in the Cayman Islands. Our affairs are governed by our Articles and the Companies Act.

Our authorized share capital is US$287,500 consisting of 287,500,000 Ordinary Shares, par value US$0.001 per Ordinary Share. As of the date of this prospectus, there were 78,444,014 Ordinary Shares issued and outstanding.

Shares

General

All of the issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates (to the extent any are issued) representing the issued and outstanding Ordinary Shares are generally not issued and legal title to the issued shares is recorded in fully registered, book-entry form in the register of members. Holders of Ordinary Shares have no pre-emptive, subscription, redemption or conversion rights.

Register of Members

We must keep a register of members in accordance with the Companies Act, and there shall be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;
•	the date on which the name of any person was entered on the register as a member; and
•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. As a result, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from the register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the company, the person or member aggrieved (or any member of the company or the company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Issue of Shares

Subject to the Articles and the rules of Nasdaq, our board of directors may issue, allot and dispose of or grant options over all shares and issue warrants or similar instruments with respect thereto to such persons, on such terms, and with or without preferred, deferred or other rights and restrictions, whether in regard to dividend, voting, return of capital or otherwise, and otherwise in such manner as they may think fit. Subject to the description in "—Variation of Rights of Shares" below, the issuance of any such shares is subject to and cannot adversely affect the rights of the holders of any of our existing shares.

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Dividends

Subject to the Companies Act and the special rights attaching to shares of any class, our directors may, in their absolute discretion, declare dividends on shares in issue and authorize payment of the dividends out of our funds lawfully available for those purposes. Dividends must be paid out of our realized or unrealized profits, out of our share premium account, or as otherwise permitted by the Companies Act. A dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Except as otherwise provided by the rights attached to shares, or as otherwise determined by the directors, all dividends in respect of shares must be declared and paid according to the par value of the shares that a shareholder holds. If any share is issued on terms providing that it shall rank for dividend as from a particular date, then that share will rank for dividend accordingly.

For the purpose of determining the shareholders entitled to receive payment of any dividend, our directors may either before or on the date of declaration of such dividend fix a date as the record date for such determination. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the directors declaring such dividend is adopted will be the record date.

Voting Rights

Each Ordinary Share entitles the holder to one vote on all matters upon which the holders are entitled to vote. Voting at any general meeting is by show of hands, unless voting by way of poll is demanded by the chairman of the board of directors or any shareholder present in person or by proxy.

General meetings require a quorum to be present. Quorum is met by the presence, in person or by proxy, of one or more persons holding at least twenty per cent in par value of the issued Ordinary Shares that confer the right to attend and vote at that meeting.

A special resolution will be required for important matters such as a reduction of our share capital, registration by way of continuation, approval of a plan of merger or consolidation, making changes to the Articles, or our voluntary winding up.

An ordinary resolution of our shareholders requires the affirmative vote of at least a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting. Any action required or permitted to be taken at our general meeting may be taken by resolution in writing of all the shareholders.

Variation of Rights of Shares

All or any of the rights attached to any class of our shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Transfer of Ordinary Shares

Any shareholder may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form prescribed by the Nasdaq or as otherwise approved by the board of directors. The transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the register of members.

Redemption of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the shareholder, on such terms and in such manner as may be determined by our board of directors, before the issue of such shares. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors and agreed with the shareholder or are otherwise authorized by our Articles. Subject to the Companies Act, the redemption or repurchase of any share may be paid out of a company's profits, its capital, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares in issue, or (iii) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

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Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum as the resolution prescribes;
•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
•	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;
•	sub-divide our existing shares into shares of a smaller amount than that fixed by our Articles or into shares without par value; and
•	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act and our Articles, our shareholders may by special resolution reduce our share capital.

Liquidation

On our winding up, if the assets available for distribution among our shareholders shall be insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Warrants

General

There are currently outstanding an aggregate of 11,499,984 Public Warrants. The Public Warrants, which entitle the holder to purchase one Ordinary Share at an exercise price of $11.50 per share ("Exercise Price"), became exercisable on September 2, 2022, which is 30 days after the completion of the Business Combination. The Public Warrants will expire on August 3, 2027 (i.e., five years after the completion of the Business Combination) or earlier upon redemption or liquidation in accordance with their terms.

Upon the completion of the Business Combination, there were also 7,000,000 Private Warrants held by the Sponsor (before the distribution from the Sponsor to its members in connection with the Closing). The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) are entitled to registration rights. Private Warrants that are transferred to persons other than permitted transferees shall upon such transfer cease to be Private Warrants and shall become Public Warrants.

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Exercise

A Warrant may be exercised by delivering to the warrant agent (i) the Warrant, (ii) an election to purchase form, and (iii) the payment in full of the Exercise Price and any and all applicable taxes due in connection with the exercise.

As soon as practicable after the exercise of any Warrant we will issue a book-entry position or certificate, as applicable, for the Ordinary Shares. All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with the Warrant Agreement will be validly issued, fully paid and non-assessable.

Adjustments

We may, in our sole discretion, lower the Exercise Price at any time prior to the expiration date for a period of not less than 20 business days, provided that we provide at least three days prior written notice of such reduction to registered holders of the Warrants and that any such reduction shall be identical among all of the Warrants.

The number of Ordinary Shares issuable upon the exercise of the Warrants is subject to customary adjustments in certain circumstances, such as a share sub-division, dividend or reclassification of our Ordinary Shares, as described in the Warrant Agreement. In the event the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, the Exercise Price will be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment, by a fraction (x) the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter.

If, by reason of any adjustment made pursuant to the events described above, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Ordinary Share, we will, upon such exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to such holder.

Warrant holders also have replacement rights in the case of certain reorganization, merger, consolidation or sale transactions involving our company or substantially all of our assets (each a "Replacement Event"). Upon the occurrence of any Replacement Event, Warrant holders will have the right to purchase and receive (in lieu of our Ordinary Shares) the kind and amount of shares or other securities or property (including cash) receivable upon such Replacement Event that the holder would have received if the Warrants were exercised immediately prior to such event.

Upon any adjustment of the Exercise Price or the number of Ordinary Shares issuable upon exercise of a Warrant, we will provide written notice of such adjustment to the warrant agent stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Ordinary Shares purchasable at such price upon the exercise of a Warrant. We will also provide notice of any adjustment described above to each Warrant holder at the last address set forth in the warrant register stating the date of the event.

Cashless Exercise

We agreed to use commercially reasonable efforts to file with the SEC as soon as practicable a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants. We are obligated to use commercially reasonable efforts to cause the registration statement to become effective and to maintain its effectiveness, and a current prospectus relating thereto, until the expiration or redemption of the Warrants. If any such registration statement has not been declared effective by the 60th business say following the closing of the Business Combination, Warrant holders have the right, during the period beginning on the 61st business day after the closing of the Business Combination and ending upon such registration statement being declared effective by the SEC, and during any other period when we shall fail to have maintained an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, to exercise such Warrants on a "cashless basis." In a cashless exercise, holders may exchange their Warrants for a number of Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the Fair Market Value (as defined hereinafter) over the Exercise Price by (y) the Fair Market Value and (B) 0.361. "Fair Market Value" in this paragraph means the volume weighted average price of the Ordinary Shares as reported during the ten trading days ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such Warrants or its securities broker or intermediary.

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If, by reason of any exercise of Warrants on a "cashless basis," the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such holder.

Redemption

We have the right to redeem all the Public Warrants (but not less than all the Public Warrants), at any time while they are exercisable and prior to their expiration, at the price of $0.01 per Warrant if (i) the last reported sale price of our Ordinary Shares has been at least $18.00 per share (subject to certain adjustments), on 20 trading days within the 30-trading-day period ending on the third business day prior to the date on which notice of the redemption is given and (ii) there is an effective registration statement covering issuance of the Ordinary Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30 days prior to the redemption date. These redemption rights do not apply to the Private Warrants unless and until they are transferred to persons other than the Sponsor and its permitted transferees.

We may also redeem the Public Warrants in whole (but not in part) at any time while they are exercisable and prior to their expiration, at the price of $0.10 per Warrant if the last reported sale price of our Ordinary Shares has been at least $10.00 per share (subject to certain adjustments) on 20 trading days within the 30- trading-day period ending on the third business day prior to the date on which notice of the redemption is given. If the last reported sale price of our Ordinary Shares has been less than $18.00 per share (subject to certain adjustments) on 20 trading days within the 30-trading-day period ending on the third business day prior to the date on which notice of the redemption is given, the Private Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. During the 30-day redemption period, Warrant holders may elect to exercise their Warrants on a "cashless basis" and receive a number of Ordinary Shares as described under "—Cashless Exercise" above.

If we choose to redeem our Warrants, we are required to (i) fix a date for the redemption and (ii) provide notice to the registered holders of the Warrants at least 30 days prior to the redemption date. We will mail any such notice of redemption by first class mail, postage prepaid, not less than 30 days prior to the redemption date to registered Warrant holders. The notice will be sent to each registered holder's last address as it appears on the registration books. Any notice so mailed will be conclusively presumed to have been duly given, whether or not the registered holder actually receives such notice.

On and after the redemption date, the record holder of the warrants will have no further rights except to receive, upon surrender of the warrants, the redemption price.

Transfers and Exchanges

Warrants may be exchanged or transferred upon surrender of the Warrant to the warrant agent, together with a written request for exchange or transfer. Upon any transfer, a new Warrant representing an equal aggregate number of Warrants will be issued and the old Warrant will be cancelled by the warrant agent.

Book-entry Warrants may be transferred only in whole and Warrants bearing a restrictive legend may transferred or exchanged only if the Warrant agent has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

No Rights as a Shareholder

A Warrant does not entitle the holder to any of the rights of a shareholder of our company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive right to vote or to consent or the right to receive notice as shareholders in respect of the meetings of shareholders or the appointment of directors of our company or any other matter.

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Directors

Appointment and Removal

Our management is vested in a board of directors. The Articles provide that there shall be a board of directors consisting of no less than one (1) director, provided that the directors may increase or decrease the limits on the number of directors. Our board of directors is currently comprised of seven (7) directors.

For so long as the Shareholders Agreement remains in force and effect, the directors must be divided into three (3) classes designated as Class I, Class II and Class III, with as nearly equal a number of directors in each group as possible. Subject to the Articles and the Shareholders Agreement, directors must be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors.

Director nominees must be appointed by an ordinary resolution in accordance with the Articles and the Shareholders Agreement at each annual general meeting to fill the seats of those directors whose terms expire at such annual general meeting and the persons to stand for election at each annual general meeting shall be nominated by the directors. At the 2023 annual general meeting, the term of office of the Class I directors shall expire and Class I directors shall be appointed for a full term of three (3) years. At the 2024 annual general meeting, the term of office of the Class II directors shall expire and Class II directors shall be appointed for a full term of three (3) years. At the 2025 annual general meeting, the term of office of the Class III directors shall expire and Class III directors shall be appointed for a full term of three (3) years. Subject to the Articles and Shareholders Agreement, at each succeeding annual general meeting, directors shall be appointed for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.

Without prejudice to our power to appoint a person to be a director by ordinary resolution and subject to the Articles, the board of directors, so long as a quorum of directors remains in office, has the power at any time and from time to time to appoint any person to be a director so as to fill a casual vacancy or otherwise.

Indemnity of Directors and Officers

In accordance with the Articles, every director and officer must be indemnified out of our assets against any liability incurred by that director or officer as a result of any act or failure to act in carrying out their functions, except for any such liability that the director or officer may incur by their own actual fraud or willful default.

In accordance with the Articles, we must purchase directors' and officers' liability insurance from time to time in an amount determined by our board of directors to be reasonable and customary and must maintain such coverage for so long as each director nominated pursuant to the Articles serves as our director. We must use commercially reasonable efforts to extend such coverage for a period of not less than six (6) years from any removal or resignation of such director, in respect of any act or omission occurring at or prior to such event.

Certain Anti-Takeover Provisions in Our Articles

As described in "—Directors" above, our Articles provide that, for so long as the Shareholders Agreement remains in force and effect, our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued Ordinary Shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Enforcement of Civil Liabilities – Cayman Islands

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

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Our Cayman Islands legal counsel have advised that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the company judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the company predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Money Laundering – Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection Act – Cayman Islands

We have certain duties under the Data Protection Act (as amended) of the Cayman Islands (the "DPA") based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through investment in us the shareholder will provide us with certain personal information which constitutes personal data within the meaning of the DPA ("personal data").

In the following discussion, references to "we" refers to the Company and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

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In our use of this personal data, we will be characterized as a "data controller" for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our "data processors" for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder's investment activity.

Whom this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder's Personal Data

We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(ii)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
(iii)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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TAXATION

U.S. Federal Income Tax Considerations

General

The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares and Warrants by U.S. Holders (as defined below). This discussion addresses only U.S. Holders that hold Ordinary Shares and Warrants as "capital assets" (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status, including:

•	the Sponsor or our officers or directors;
•	banks, financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that are subject to the mark-to-market accounting rules;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies or real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	persons that actually or constructively own five percent or more of our shares by vote or value;
•	persons that acquired Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;
•	persons that hold Ordinary Shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; and
•	persons whose functional currency is not the U.S. dollar.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on net investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding any of the U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take, or that a court would not sustain, any positions contrary to the considerations discussed below.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds our securities, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any of our securities and persons that are treated as partners of such partnerships should consult their tax advisors.

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EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS, AS WELL AS ANY APPLICABLE TAX TREATIES.

As used herein, a "U.S. Holder" means a beneficial owner of our Ordinary Shares or Warrants (as the case may be) who or that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

PFIC Considerations

A foreign (i.e., non-U.S.) corporation will be a passive foreign investment company ("PFIC") for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.

Based on the market price of our Ordinary Shares and the composition of our assets (in particular the retention of a substantial amount of cash) during 2022, it is likely that we were a PFIC for our taxable year ended December 31, 2022. Depending upon the composition of our income and assets and the market price of our Ordinary Shares during our current and subsequent taxable years, we may be a PFIC for our current and subsequent taxable years. However, because PFIC status is a factual determination based on the income, assets and activities of the Company for the entire taxable year, and the market price of our Ordinary Shares (which is subject to fluctuation), it is not possible to determine whether we will be characterized as a PFIC for any given taxable year until after the close of the taxable year. In addition, it is possible that any subsidiary that we own may also be a PFIC for such taxable years.

Additionally, although a foreign corporation's PFIC determination will be made annually, absent certain elections described below, a determination that the Company (or, if applicable, a predecessor entity) is or was a PFIC during the holding period of a U.S. Holder will continue to apply to subsequent years in which a U.S. Holder continues to hold shares in such entity (including a successor entity), whether or not such entity is a PFIC in those subsequent years.

The U.S. federal income tax rules that apply if we are treated as a PFIC are generally discussed below under "—PFIC Rules."

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Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, if we make a distribution of cash or other property to a U.S. Holder of Ordinary Shares, such distribution will generally be treated as a dividend for U.S. federal income tax purposes, to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), and will be includible in the gross income of a U.S. Holder on the day actually or constructively received. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder's basis in our Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of our Ordinary Shares. We may not determine our earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by us will be treated as a dividend.

Dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, dividends will generally be taxed at the preferential long-term capital gains rates only if (i) our Ordinary Shares are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of an applicable income tax treaty, in each case provided we are not treated as a PFIC in the taxable year the dividend is paid or in the preceding taxable year and certain holding period and other requirements are met. As discussed above, it is likely that we were a PFIC for our taxable year ended December 31, 2022, and we may be a PFIC for our current taxable year U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Ordinary Shares.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders' proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of our Ordinary Shares which is taxable to the holders of such Ordinary Shares as a distribution. Such constructive distribution would be subject to tax as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Ordinary Shares or Warrants, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder's adjusted tax basis in such Ordinary Shares or Warrants disposed of. A U.S. Holder's adjusted tax basis in its Ordinary Shares or Warrants will generally equal the U.S. Holder's acquisition cost reduced by any prior distributions treated as a return of capital. See "—Exercise, Lapse or Redemption of a Warrant" below for a discussion regarding a U.S. Holder's basis in an Ordinary Share acquired pursuant to the exercise of a Warrant.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder's holding period for such Ordinary Shares or Warrants exceeds one year. The deductibility of capital losses is subject to limitations.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Warrant. An Ordinary Share acquired pursuant to the exercise of a Warrant for cash will generally have a tax basis equal to U.S. Holder's tax basis in the Warrant, increased by the amount paid to exercise the Warrant. It is unclear whether a U.S. Holder's holding period for the Ordinary Share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant, but in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder's tax basis in the Warrant.

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The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. Holder's cashless exercise of our Warrants (including after we provide notice of our intent to redeem Warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder's tax basis in the Ordinary Shares received would generally equal the U.S. Holder's tax basis in the Warrants exercised therefor. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder's holding period for the Ordinary Share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Warrants with an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder's adjusted tax basis in such Warrants. In this case, a U.S. Holder's adjusted tax basis in the Ordinary Shares received would equal the sum of the U.S. Holder's initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder's holding period for the Ordinary Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled "Risk Factors—Risks Related to Our Ordinary Shares—We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless" or if we purchase warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under "—Taxation on the Disposition of Ordinary Shares and Warrants."

PFIC Rules

If (i) the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares or Warrants and (ii) the U.S. Holder did not make a timely and effective qualified electing fund ("QEF") election for the first year in its holding period in which the Company (or, if applicable, a predecessor entity) is a PFIC (such taxable year as it relates to a U.S. Holder, the "First PFIC Holding Year"), a QEF election along with a purging election, or a mark-to-market election, each as described below, such U.S. Holder will generally be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares or Warrants; and
•	any "excess distribution" made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder's holding period for the Ordinary Shares).

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Under these rules,

•	the U.S. Holder's gain or excess distribution will be allocated ratably over the U.S. Holder's holding period for the Ordinary Shares or Warrants;
•	the amount allocated to the U.S. Holder's taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder's holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may be required to file an IRS Form 8621 (whether or not the U.S. Holder makes one or more of the elections described below with respect to such shares) with such U.S. Holder's U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE OWNERSHIP OR DISPOSITION OF ORDINARY SHARES AND WARRANTS, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election, Mark-to-Market Election and Purging Election

In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the Ordinary Shares by making a timely and valid QEF election under Section 1295 of the Code for such holder's First PFIC Holding Year (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the Company. If we determine the Company is a PFIC for any taxable year, we may endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF Election. However, there is no assurance that we will so endeavor, or that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

A U.S. Holder may not make a QEF election with respect to its Warrants to acquire our Ordinary Shares. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the Warrants. If a U.S. Holder that exercises such Warrants properly makes a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to our Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a purging election. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value on the last day of the last year in which the Company is treated as a PFIC, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder's Ordinary Shares. U.S. Holders should consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

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If a U.S. Holder has made a QEF election with respect to our Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for such holder's First PFIC Holding Year or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. Any subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder's shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for such holder's First PFIC Holding Year, such holder will generally not be subject to the adverse PFIC consequences described above in respect of its Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that the Company is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder's basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which the Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder's First PFIC Holding Year.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Ordinary Shares under their particular circumstances.

If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and could generally incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election would not be available with respect to such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Ordinary Shares or Warrants should consult their tax advisors concerning the application of the PFIC rules to our Ordinary Shares or Warrants in light of their particular circumstances.

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Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor's particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Ordinary Shares, as the case may be, nor will gains derived from the disposal of the Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Ordinary Shares or on an instrument of transfer in respect of Ordinary Shares.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with the Company that:

•	no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and
•	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
•	on or in respect of the shares, debentures or other obligations of the Company; or
•	by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

The concessions apply for a period of twenty years from January 7, 2022.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

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PLAN OF DISTRIBUTION

We have registered the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 83,303,779 Ordinary Shares and 7,000,000 Warrants to purchase 7,000,000 Ordinary Shares. In addition, we have registered the issuance by us of up to 18,499,984 Ordinary Shares that are issuable by us upon the exercise of Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the securities registered hereunder, except with respect to amounts received by us upon exercise of our Warrants to the extent such Warrants are exercised for cash. See "Use of Proceeds." We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, "Selling Securityholders" includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling Ordinary Shares or Warrants received after the date of this prospectus from the Selling Securityholders. We have registered the Ordinary Shares and Warrants covered by this prospectus for offer and sale so that those Ordinary Shares and Warrants may be freely sold to the public by the Selling Securityholders. Registration of the Ordinary Shares and Warrants covered by this prospectus does not mean, however, that those Ordinary Shares and Warrants necessarily will be offered or resold by the Selling Securityholders.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares or Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Ordinary Shares or Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•	directly to one or more purchasers;
•	through agents;
•	through agreements with broker-dealers, who may agree with the Selling Securityholders to sell a specified number of such Ordinary Shares or Warrants at a stipulated price per share or warrant;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

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The Selling Securityholders may, from time to time, pledge, mortgage, charge or grant a security interest in some or all of the Ordinary Shares or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares or Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares or Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our Ordinary Shares or Warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares or Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell our Ordinary Shares or Warrants short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares or Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares or Warrants offered by this prospectus, which Ordinary Shares or Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of Ordinary Shares or Warrants offered by them will be the purchase price of such Ordinary Shares or Warrants less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or Warrants may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares or Warrants may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, our Ordinary Shares or Warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares or Warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares or Warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

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There can be no assurance that the Selling Securityholders will sell all or any of the Ordinary Shares and Warrants offered by this prospectus. In addition, the Selling Securityholders may also sell Ordinary Shares and Warrants under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Ordinary Shares and Warrants against certain liabilities, including liabilities arising under the Securities Act.

Lock-Up Restrictions

Of the Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, some are subject to certain lock-up restrictions pursuant to the Sponsor Letter Agreement, as further described below.

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Letter Agreement pursuant to which the Sponsor agreed, among other matters, to a lock-up until the earlier of (A) (i) with respect to 4,887,500 Ordinary Shares issued as a result of the Business Combination (the "Retained Founder Shares"), one year after the Closing or (ii) solely with respect of any Alpha Earn-Out Shares, one hundred and eighty days following the Closing and (B) subsequent to the Closing, (x) with respect to Retained Founder Shares only, the closing share price of the Ordinary Shares is greater than or equal to $12.00 over any 20 trading days within any consecutive 30 trading day period commencing at least 150 days after the Closing or (y) the consummation of an Acceleration Event (as defined in the Sponsor Letter Agreement) or other transaction contemplated by Section 2(d)(ii) of the Sponsor Letter Agreement is consummated.

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CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Engagement of Ernst & Young Auditores Independentes S.S. Ltda. and Dismissal of PricewaterhouseCoopers Auditores Independentes Ltda.

On July 17, 2023, our audit committee and board of directors approved the engagement of Ernst & Young Auditores Independentes S.S. Ltda. as our independent registered public accounting firm for the fiscal year ending on December 31, 2023. PricewaterhouseCoopers Auditores Independentes Ltda. was dismissed on June 27, 2023.

PricewaterhouseCoopers Auditores Independentes Ltda. was appointed as our independent registered public accounting firm on October 8, 2021. PricewaterhouseCoopers Auditores Independentes Ltda. performed the audit (in accordance with PCAOB standards) of our consolidated financial statements as of December 31, 2022 and 2021 and for the three years in the period ended December 31, 2022, which were prepared in accordance with IFRS as issued by the IASB.

During the two years ended December 31, 2022 and the subsequent interim period through June 27, 2023, there were no: (1) disagreements (within the meaning of Item 16F(a)(1)(iv) of Form 20-F) with PricewaterhouseCoopers Auditores Independentes Ltda. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (2) reportable events within the meaning of Item 16F(a)(1)(v) of Form 20-F, except for material weaknesses identified in our internal control over financial reporting, including: (a) inability to implement a system of internal control over financial reporting considering the following components: (i) a control environment with standards, processes and structure to provide basis for carrying out internal control activities across the organization; (ii) a risk assessment process for identifying and assessing risks for the achievement of financial reporting objectives; (iii) governance and structure to manage and control access to in-scope application systems and changes to programs; and (iv) formal structure and controls related to “segregation of duties” around the critical elements of our financial reporting processes, including revenue recognition and significant or unusual transactions (among others); and (b) insufficient accounting resources and processes necessary to comply with the IFRS and SEC reporting requirements, specifically: (i) ineffective design, implementation and operation of controls within the financial reporting process relating to preparation and review of the financial statements, including the technical application of IFRS and SEC applicability of required disclosures; (ii) ineffective design, implementation and operation of controls within the financial process covering the maintenance of proper accounting records and supported by formal accounting policies, especially related to the accounting for complex transactions; (iii) lack of sufficient level of knowledge, experience and training of the finance team in respect to financial reporting requirements for a U.S. public company; (iv) design and maintain formal accounting policies and procedures, as well as analyze, record and disclose complex accounting matters timely and accurately, and (v) lack of comprehensive governance structure, including the lack of an audit committee in relation to financial reporting oversight. The material weaknesses identified in connection with the preparation of financial statements for the year ended on December 31, 2022 are more fully described in Item 15A of our Form 20-F for the fiscal year ended December 31, 2022, incorporated by reference herein.

The audit reports of PricewaterhouseCoopers Auditores Independentes Ltda. on our consolidated financial statements for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2022 and the subsequent interim period through July 17, 2023, neither we nor anyone acting on our behalf consulted with Ernst & Young Auditores Independentes S.S. Ltda. regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Ernst & Young Auditores Independentes S.S. Ltda. concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (2) any matter that was the subject of a disagreement within the meaning of Item 16F(a)(1)(iv) of Form 20-F; or (3) any reportable event within the meaning of Item 16F(a)(1)(v) of Form 20-F.

We have requested that PricewaterhouseCoopers Auditores Independentes Ltda. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 3, 2023, is filed as exhibit 16.1 to this registration statement on Form F-3.

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EXPENSES RELATED TO THE OFFERING

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the Ordinary Shares and Warrants registered by this registration statement. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$ 34,034.57
FINRA filing fee	*
Legal fees and expenses	*
Accountants' fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	$ 34,034.57

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

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LEGAL MATTERS

Maples and Calder (Cayman) LLP has advised us on certain legal matters as to Cayman Islands law. We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law.

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EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Our registered office address is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our principal executive office is Avenida Eusébio Matoso, 1375, 10º andar, São Paulo, São Paulo, Brazil, 05423-180.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration statement on Form F-1 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a "foreign private issuer," and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://ir.semantix.ai/. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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